Exhibit 10.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

among

JACOBS PRIVATE EQUITY II, LLC,

THE INITIAL OTHER INVESTORS,

and

QXO, INC.

Dated as of June 6, 2024

-i-

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as the same may be amended from time to time in accordance with its terms, this “Agreement”) is entered into as of June 6, 2024, by and among Jacobs Private Equity II, LLC, a Delaware limited liability company (the “Principal Investor”), each of the other Investors listed on Schedule I hereto (collectively, the “Initial Other Investors” and, together with the Principal Investor, the “Investors”) and QXO, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Principal Investor (on behalf of itself and on behalf of each of the other Investors) entered into that certain Amended and Restated Investment Agreement, dated as of April 14, 2024 (as may be amended from time to time, the “Investment Agreement”), by and among the Company, and the Investors, which amends and restates in its entirety that certain Investment Agreement, dated as of December 3, 2023, by and among the Company and the Investors, pursuant to which each Investor purchased, and the Company issued and sold to each Investor, (a) that number of shares of Preferred Stock and (b) Warrants representing the right to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), in each case set forth opposite such Investor’s name in Schedule I to the Investment Agreement (the Preferred Stock and the Warrants, together with any shares of Company Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants, collectively, the “Securities”);

WHEREAS, concurrently with and in connection with the closing (the “Closing”) of the transactions contemplated by the Investment Agreement, the Investors desire to enter into this Agreement, effective upon the date hereof, to agree upon the respective rights and obligations after the Closing with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement (including the Securities) and certain matters with respect to their investment in the Company; and

WHEREAS, prior to the Closing, the Board of Directors of the Company approved this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to any specified Person, a Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. As used herein, “control” (including, with correlative meanings, “controlled by” and “under common control by”), when used with respect to any such specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. Notwithstanding anything to the contrary set forth herein, none of the Initial Other Investors shall be an Affiliate of the Principal Investor, nor shall the Principal Investor be an Affiliate of any Initial Other Investor, in each case solely by virtue of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Ownership” by a Person of any securities or other equity interests includes record and/or beneficial ownership of such securities or other equity interests, and includes ownership of such securities or other equity interests by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security or other equity interests; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security or other equity interests; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that (A) for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities or other equity interests which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities or other equity interests is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) and (B) solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, none of the Initial Other Investors shall be deemed to have Beneficial Ownership of securities or other equity interests owned by the Principal Investor or by any other Initial Other Investor, nor shall the Principal Investor be deemed to have Beneficial Ownership of securities or other equity interests owned by any of the Initial Other Investors, in each case, solely by virtue of this Agreement. “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have a correlative meaning.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing” has the meaning set forth in the Investment Agreement.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act; provided, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, none of the Initial Other Investors nor the Principal Investor, or any of their respective Affiliates shall be deemed to be a member of a Group with each other or each other’s Affiliates, in each case solely by virtue of this Agreement.

“Initial Other Investors” has the meaning set forth in the Preamble.

“Investment Agreement” has the meaning set forth in the Recitals.

“Investors” has the meaning set forth in the Preamble.

“Laws” means any federal, state, local or municipal, domestic or foreign, or other statute, law, code, ordinance, act, rule or regulation of any Governmental Entity, and any Orders.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the fifth (5th) anniversary of the Closing Date.

“Order” means any orders, decisions, judgments, writs, injunctions, or decrees issued by any court, agency or other Governmental Entity.

“Permitted Transferee” means any Person to whom an Initial Other Investor is expressly permitted to Transfer Securities prior to the expiration of the Lock-Up Period pursuant to Section 3(b), in each case that becomes a party to and fully subject to and bound by this Agreement to the same extent as the transferring party by executing and delivering a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity.

“Preferred Stock” has the meaning set forth in the Investment Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling, continuation or meeting held in lieu thereof.

“Termination Date” has the meaning set forth in Section 6(m).

“Transfer” means any direct or indirect (including voluntary or involuntary) sale, disposition, conveyance, hypothecation, mortgage, encumbrance, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest), whether by merger, testamentary disposition, pursuant to a judicial process, operation of law or otherwise, and including the entry into a definitive agreement with respect to any of the foregoing. “Transfer” shall also include, with respect to any Person that is a corporation, partnership, limited liability company or other legal entity whose primary assets are Securities, any event that causes such Person to cease to be controlled by the Person controlling such Person prior to such event.

“Voting Securities” means, at any time, shares of any class of Capital Stock or other securities of the Company, including shares of the Company Common Stock and shares of the Preferred Stock, which are entitled to vote generally in the election of directors of the Company.

“Warrants” has the meaning set forth in the Investment Agreement.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) the headings contained in this Agreement or in any Schedule or Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement;

(ii) any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement;

(iii) when a reference is made in this Agreement to an Article, Section, Subsection or Schedule or Exhibit, such reference shall be to a Section or Article of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated;

(iv) for all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation”;

(v) the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vi) the term “or” is not exclusive;

(vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(ix) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented;

(x) “business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed;

(xi) references to a person are also to its permitted successors and assigns; and

(xii) when calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 2. Voting Agreement. Each Initial Other Investor, individually and not jointly, agrees with the Company (and only with the Company) that:

(a) such Initial Other Investor shall (i) appear in person or by proxy at any Stockholder Meeting and (ii) vote, or cause to be voted, or execute written consents with respect to, as applicable, all Voting Securities that it Beneficially Owns (A) in favor of the election of each candidate designated or nominated for election by the Principal Investor, (B) in favor of removal of each Person designated for removal by the Principal Investor and (C) except with respect to matters that would adversely affect such Initial Other Investor in a manner disproportionate to any other Investor, in accordance with the Principal Investor’s written direction with respect to any other matter presented at such Stockholder Meeting; and

(b) such Initial Other Investor shall take all other necessary or desirable actions within its control to effectuate the provisions of this Section 2.

Section 3. Lock-Up.

(a) Subject to Section 3(b) and Section 3(c), except with the prior written consent of the Company, each Initial Other Investor, individually and not jointly, hereby acknowledges and agrees with the Company (and only with the Company) that it shall not, and shall cause its Affiliates not to, Transfer all or any portion of the Securities Beneficially Owned by such Person until the end of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 3(a), each Initial Other Investor or its respective Permitted Transferees may Transfer the Securities it Beneficially Owns during the Lock-Up Period (i) to Affiliates of such Initial Other Investor; (ii) in the case of an individual, to a member of such individual’s immediate family; (iii) in connection with a pledge to a financial institution pursuant to a bona fide financing, including the enforcement of any such pledge by a financial institution; or (iv) to any Person approved in writing by the Company; provided that, in the case of clauses (i) through (iv), no Initial Other Investor or its respective Permitted Transferee shall Transfer any Securities Beneficially Owned by it or them to any Permitted Transferee unless such Permitted Transferee becomes a party to and fully subject to and bound by this Agreement, to the same extent as the transferring party, by executing and delivering a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

(c) Notwithstanding the provisions set forth in Section 3(a), (i) nothing in Section 3(a) shall apply to forfeitures of any Warrants pursuant to a “net” or “cashless” exercise thereof and (ii) if the Principal Investor Transfers (other than to an Affiliate) all or any portion of the Principal Investor’s Securities, then the restrictions set forth in Section 3(a) shall not apply solely with respect to the percentage of Securities Beneficially Owned by each such Initial Other Investor equal to (A) the amount of shares of Securities Transferred by the Principal Investor (other than to an Affiliate) divided by (B) the amount of shares of Securities Beneficially Owned by the Principal Investor as of the Closing Date. For illustrative purposes, if the Principal Investor Transfers five percent (5%) of the Securities that the Principal Investor Beneficially Owned as of the Closing Date, then notwithstanding anything to the contrary in Section 3(a), each Initial Other Investor may Transfer up to five percent (5%) of the Securities that such Initial Other Investor Beneficially Owned as of the Closing Date.

(d) The right of each Initial Other Investor or any of its respective Affiliates to Transfer Securities Beneficially Owned by such Person is subject to the restrictions set forth in this Section 3, and no Transfer by such Initial Other Investor or any of its Affiliates of Securities Beneficially Owned by such Person may be effected except in compliance with this Section 3. Any attempted Transfer in violation of this Agreement shall be of no effect and be null and void ab initio, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement.

(e) Any additional Securities of which any Initial Other Investor acquires Beneficial Ownership following the date hereof shall be subject to the restrictions and commitments contained in this Agreement as fully as if such Securities, as applicable, were Beneficially Owned by such Person as of the date hereof.

Section 4. Representations and Warranties of the Investors. Each Investor (and, in the case of an Initial Other Investor, its Permitted Transferees as of the date of the joinder agreement pursuant to which such Permitted Transferee became a party to this Agreement) hereby represents, warrants and covenants to the other Investors and the Company as follows:

(a) If such Investor is an entity, such Investor is duly organized and validly formed under the Laws of the jurisdiction of its organization.

(b) Such Investor has the right, power and authority (or capacity in the case of individuals) to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c) The execution and delivery by such Investor of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action by such Investor, other than those which have been obtained prior to the date hereof and are in full force and effect.

(d) This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the other Investors, constitutes a legal, valid and binding obligation of it, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained), or require any filing, under applicable Law, any trust instrument, organizational document, or any contract or agreement to which it is a party.

Section 5. Representations and Warranties of the Initial Other Investors. Each Initial Other Investor (and its Permitted Transferees as of the date of the joinder agreement pursuant to which such Permitted Transferee became a party to this Agreement) hereby represents, warrants and covenants to the Principal Investor and the Company that other than this Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which such Initial Other Investor has a contractual obligation with respect to the voting or Transfer of any Securities or which are otherwise inconsistent with or conflict with any provision of this Agreement.

Section 6. Miscellaneous.

(a) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 6(a)):

If to the Principal Investor:

Jacobs Private Equity II, LLC
Five American Lane
Greenwich, CT 06831

Email:	[Intentionally omitted]
Attention:	Austin Landow

With a copy (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Email:	AOEmmerich@wlrk.com
VSapezhnikov@wlrk.com
Attention:	Adam O. Emmerich
Viktor Sapezhnikov

If to the Company:

QXO, Inc.
Five American Lane
Greenwich, CT 06831

Email:	[Intentionally omitted]
Attention:	Chris Signorello

With a copy (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Email:	AOEmmerich@wlrk.com
VSapezhnikov@wlrk.com
Attention:	Adam O. Emmerich
Viktor Sapezhnikov

If to any of the Initial Other Investors:

The address or email address of such Initial Other Investor as it appears on the signature page of such Initial Other Investor hereto.

If to any Permitted Transferee, to such address as is designated by such Permitted Transferee in such Permitted Transferee’s joinder to this Agreement.

(b) Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

(c) Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Investment Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(f) Amendment; Waiver. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed on behalf of (i) the Principal Investor, (ii) the Company, and(iii) the Initial Other Investors. By an instrument in writing, the Principal Investor, the Company, or any of Initial Other Investors may waive compliance by the other parties (but solely with respect to such Initial Other Investor) with any term or provision of this Agreement that the other parties were or are obligated to comply with or perform; provided that the Company shall not waive compliance by the other parties with, or otherwise fail to enforce, any term or provision of this Agreement, in each case without the prior written consent of the Principal Investor. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(g) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(h) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 6(h).

(i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (i) any party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no other party or any other Person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(i), and each Party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

(j) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(k) Inconsistent Agreements. No Initial Other Investor shall enter into any agreement or side letter with, or grant any proxy to, any other Person (whether or not such proxy, agreements or side letters are with other Investors, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

(l) Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(m) Term and Termination. This Agreement will be effective as of the date hereof and shall terminate on the earlier of (i) the dissolution or liquidation of the Company or (ii) upon the written election of the Principal Investor specifically terminating this Agreement (such date of termination, the “Termination Date”). This Agreement shall automatically terminate with respect to each Initial Other Investor on such date as such Initial Other Investor ceases to Beneficially Own any Securities and Voting Securities, so long as such Initial Other Investor has complied with the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

JACOBS PRIVATE EQUITY II, LLC

By:	/s/ Brad Jacobs
	Name:	Brad Jacobs
	Title:	Managing Member

QXO, INC.

By:	/s/ Chris Signorello
	Name:	Chris Signorello
	Title:	Chief Legal Officer

INITIAL OTHER INVESTORS:

[Other Investors’ signature pages on file with the Company.]

[Signature Page to Stockholders Agreement]

SCHEDULE I

INITIAL OTHER INVESTORS

[Intentionally omitted; on file with the Company.]

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement, dated as of June 6, 2024 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”), by and among Jacobs Private Equity II, LLC, a Delaware limited liability company, QXO, Inc., a Delaware corporation, and certain other parties named therein, and any Permitted Transferee that becomes a party to the Stockholders Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming an Initial Other Investor, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to the Initial Other Investor, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement as an Initial Other Investor.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [Insert Name of the Transferring Initial Other Investor].

The undersigned acknowledges and agrees that the provisions of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.

TRANSFEREE

Name:

Notice Information

Address:
Email:

[Signature Page to Joinder Agreement]

AGREED AND ACCEPTED
as of the ____ day of _______________, _______.

JACOBS PRIVATE EQUITY II, LLC

By:
	Name:	Brad Jacobs
	Title:	Managing Member

QXO, INC.

By:
	Name:	Chris Signorello
	Title:	Chief Legal Officer

[TRANSFEROR]

By:
Name:
Title: